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                                                                    EXHIBIT 10.6

                                AMENDMENT                    As of July 20, 1998

     Reference is hereby made to that certain agreement ("Agreement") dated as of August 1, 1997 by and between Film Roman, Inc. ("FRI") and Jon F. Vein ("Employee"), as amended as of June 25, 1998. For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, FRI and Employee have agreed and do hereby agree to amend the Agreement as follows:

1. Prior to the words "initiates or sets up" in the 3rd line of the first Paragraph 4.3(b), the words "or any persons reporting directly or indirectly to Executive" shall be inserted.

2. Following the word "five (5)" in the 3rd line of the second paragraph of Paragraph 4.3(b), the words "per contract year" shall be inserted.

3. Following the word "films" in the 7th line of the second paragraph of Paragraph 4.3(b), the words "per contract year" shall be inserted.

4. Following the word "involvement" in the 6th line of Paragraph 4.3(C), the words "or the involvement of those reporting directly or indirectly to Executive" shall be inserted.

Other than as modified above, the Agreement shall remain in full force and effect for the Term, as hereby extended.

ACCEPTED & AGREED:

                                        FILM ROMAN, INC.


/s/ Jon F. Vein                        By: /s/ David Pritchard
-------------------------               --------------------------
JON F. VEIN                            Its Authorized Signatory